ARTICLES OF INCORPORATION
                                       OF
                              LENOX BANCORP, INC.

         The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:

         FIRST:     The name of the corporation shall be Lenox Bancorp, Inc.

         SECOND:    The place in Ohio where the principal office of the
corporation is to be located is in the City of St. Bernard, County of Hamilton.

         THIRD:     The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

         FOURTH:    The authorized shares of the corporation shall be two
million (2,000,000) common shares, each without par value. The directors of the corporation may adopt an amendment to the Articles of Incorporation of the corporation in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; the liquidation price; the redemption rights and price; the sinking fund requirements; the conversion rights; and the restrictions on the issuance of shares of any class or series.

         FIFTH: (A) The board of directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (i) shares of any class or series issued by it, (ii) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the Articles of the corporation, and (iii) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the Articles of Incorporation of the corporation.

                (B) The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation.

                (C) The authority granted in this Article Fifth shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the corporation or authorized by the Articles of Incorporation of the corporation.


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         SIXTH:     Notwithstanding any provision of the Ohio Revised Code
requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise any proportion of the voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that if the board of directors of the corporation shall recommend against the approval of any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than seventy-five percent (75%) of the voting power of any class or classes of shares of the corporation which entitle the holders thereof to vote in respect of any such matter as a class shall be required to adopt:

                  (A) A proposed amendment to the Articles of Incorporation of the corporation;

                  (B) A proposed amendment to the Code of Regulations of the corporation;

                  (C) A proposal to change the number of directors by
                      action of the shareholders;

                  (D) An agreement of merger or consolidation providing for
                      the proposed merger or consolidation of the corporation with or into one or more other corporations;

                  (E) A proposed combination or majority share acquisition
                      involving the issuance of shares of the corporation and requiring shareholder approval;

                  (F) A proposal to sell, exchange, transfer or otherwise
                      dispose of all, or substantially all, of the assets, with or without the goodwill, of the corporation; or

                  (G) A proposed dissolution of the corporation.

         SEVENTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.

         EIGHTH: Until the expiration of five years from the date of the acquisition by the corporation of the capital stock of Lenox Savings Bank, no Person (hereinafter defined) shall directly or indirectly Offer (hereinafter defined) to Acquire (hereinafter defined) or Acquire the Beneficial Ownership (hereinafter defined) of more than ten percent (10%) of any class of any equity security of the corporation; provided, however, that such prohibition shall not apply to the purchase of shares by underwriters in connection with a public offering, or to the purchase of up


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to twenty five percent (25%) of any class of equity security of the corporation by a tax-qualified employee stock benefit plan. In the event that any shares of the corporation are Acquired in violation of this Article Eighth, all shares Beneficially Owned by any Person in excess of ten percent (10%) of any class of equity security of the corporation shall not be counted as shares entitled to vote, shall not be voted by any Person and shall not be counted as a voting share in connection with any matter submitted to the shareholders for a vote. For purposes of this Article Eighth, the following terms shall have the meanings set forth below:

                (A) "Person" includes an individual, a group acting in
                    concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring or disposing of the equity securities of the corporation, but does not include any employee stock benefit plan of the corporation or subsidiary of the corporation.

                (B) "Offer" includes every offer to buy or otherwise
                    acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

                (C) "Acquire" includes every type of acquisition, whether
                    effected by purchase, exchange, operation of law or otherwise.

                (D) "Acting in concert" means (i) participation in a
                    joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                (E) "Beneficial Ownership" shall include, without limitation,
                    (i) all shares directly or indirectly owned by a Person, by an Affiliate (hereinafter defined) of such Person or by an Associate (hereinafter defined) of such Person or such Affiliate, (ii) all shares which such person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable) through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, and (iii) all shares as to which such Person, Affiliate or Associate directly or indirectly through any contract, arrangement, understanding, relationship or otherwise (including, without limitation, any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment


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                    power (which includes the power to dispose or to
                    direct the disposition of such shares) or both.

                (F) "Affiliate" shall mean a Person that directly or
                    indirectly, through one or more intermediaries controls, is controlled by, or is under common control with another Person.

                (G) "Associate" of a Person shall mean (i) any corporation or organization (other than the corporation or a subsidiary of the corporation) of which the Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities,
                    (ii) any trust or other estate, except any employee stock benefit plan, in which the Person has a substantial beneficial interest or as to which the Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of the Person, or any relative of such spouse, who has the same home as the Person or is a director or officer of the corporation or any of its parents or subsidiaries.

         IN WITNESS WHEREOF, I have hereunto signed my name this 20th day of July, 1995.

                                                 /s/ Cynthia D. Barnes
                                                 _______________________________

                                                 Cynthia D. Barnes, Incorporator


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                            CERTIFICATE OF AMENDMENT
                       TO ARTICLES OF LENOX BANCORP, INC.

Virginia M. Porowski, President, and Richard Harmeyer, Secretary of Lenox Bancorp, Inc., an Ohio corporation, with its principal office located at 5255 Beech Street, St. Bernard, Ohio, do hereby certify that, in lieu of holding a special meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolution, a written consent was executed by the sole shareholder of Lenox Bancorp, Inc., and that by the affirmative vote of the sole shareholder, the following resolution was adopted to amend the articles:

         NOW, THEREFORE, BE IT RESOLVED, that the Articles of the Company, be, and they hereby are, amended by the addition to the Articles of the following Article NINTH:

                  NINTH: Notwithstanding any provision of the General Corporation Law of Ohio now or hereafter in effect, no shareholder shall have the right to vote cumulatively in the election of directors. Without limiting the generality of the immediately preceding sentence, no shareholder shall have the right at any time in the election of directors either to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals or to distribute his votes on the same principle among two or more candidates.

         In witness whereof, Virginia M. Porowski and Richard Harmeyer, acting for and on behalf of said corporation, have subscribed their names to this Certificate this 1st day of April, 1996.

                                                       /s/  Virginia M. Porowski
                                                       _________________________

                                                       Virginia M. Porowski
                                                       President


                                                       /s/  Richard L. Harmeyer
                                                       _________________________

                                                       Richard L. Harmeyer
                                                       Secretary